SCHEDULE 13G
EXHIBIT 1
JOINT FILING AGREEMENT
          The undersigned hereby agree that the Schedule 13G relating to shares of Grand Canyon Education, Inc. to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the 17th day of February, 2009.

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III

220 MANAGEMENT, LLC

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

220 GCU GP, L.P.

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

220 GCU, L.P.

By:	220 GCU GP, L.P.
Its:	General Partner

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

SV ONE GP, L.P.

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

SV ONE, L.P.

By:	SV One GP, L.P.
Its:	General Partner

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

220 EDUCATION, L.P.

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director

220 SIGED, L.P.

By:	220 Education, L.P.
Its:	General Partner

By:	220 Management, LLC
Its:	General Partner

By:	/s/ Charles M. Preston III

Name:	Charles M. Preston III
Its:	Managing Director